                                                                   Exhibit 10.16


                               FIRST AMENDMENT TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of January 2, 2002, by and between Assisted Living Concepts, Inc., a Nevada corporation (the "Company"), and W. James Nicol (the "Executive"). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

        WHEREAS, the Company and the Executive are parties to that certain Amended and Restated Employment Agreement (the "Agreement"), dated as of January 1, 2001.

        WHEREAS, the Company and the Executive desire to amend, modify or restate certain provisions of the Agreement, effective as of the date hereof.

        NOW, THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Section 2 of the Agreement is hereby amended and restated in its entirety as follows:

               "2. EMPLOYMENT PERIOD. The Executive's employment with the Company hereunder shall be at-will and shall not be for any definite term. Accordingly, either the Executive or the Company may terminate the Executive's employment hereunder, with or without cause, at any time by providing the other party at least thirty (30) days advance notice in writing. During any such notice period, the Executive's duties shall be transitionary in nature and he will be free to devote up to fifty percent (50%) of his time in the pursuit of employment or personal matters."

        2. The following second sentence of Section 5 of the Agreement shall be deleted in its entirety:

               "In the event that the Executive resigns for Good Reason or the Executive's employment is terminated by the Company as described in paragraph 11(a)(i), the Executive shall be entitled to receive the Bonuses, if any, to the extent provided in paragraph 11(b)."

        3. Section 11 of the Agreement shall be amended and restated in its entirety as follows:

               "11.   TERMINATION BENEFITS; CONSUMMATION OF RESTRUCTURING.

               (a) SEVERANCE PAYMENT. In the event that the Executive's employment with the Company terminates for any reason, the Company shall pay the Executive a lump-sum cash payment in the amount of $185,878.86, subject to such withholding

                                                                   Exhibit 10.16

        and other normal employee deductions as may be required by law (the "Severance Payment"). The Company shall make the Severance Payment as soon as practicable (but in no event more than 10 days) after the date on which the Executive's employment terminates. Such payment shall be in addition to all other amounts to which the Executive may be entitled hereunder. Notwithstanding the foregoing, the Executive's right to receive the Severance Payment shall be subject to the Executive signing, delivering and abiding by a Separation Agreement and Release, substantially in the form attached hereto as Exhibit B and incorporated herein by this reference; and provided, however, that even if Executive satisfies the foregoing condition precedent to receipt of the Severance Payment, the Company's obligations hereunder shall cease upon a breach by the Executive of his obligations under paragraphs 12, 14 and 16 hereof.

               (b) CONSUMMATION OF RESTRUCTURING. The Company hereby acknowledges and agrees that the Restructuring (as defined below) was consummated on or before June 30, 2002 and that the Executive remained continuously employed by the Company through the date on which the Restructuring was consummated. Accordingly, the Company and the Executive acknowledge and agree that the Executive is entitled to receive, and has appropriately received, the Bonuses under Section 5 hereof. For purposes of this Agreement, "Restructuring" shall mean a restructuring of the Company's 6% Debentures due 2002 and 5.625% Debentures due 2003 pursuant to a prepackaged, prenegotiated or other plan of reorganization pursuant to Chapter 11 of the United States Code."

        4. The second sentence of Section 17 of the Agreement shall be amended and restated in its entirety as follows:

               "Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Executive to the severance pay described in paragraph 11(a), subject to the terms and conditions therein."

        5. This Amendment shall be and is hereby incorporated in and forms a part of the Agreement. Except as set forth in this Amendment, the Agreement shall remain unmodified and in full force and effect.


                            [SIGNATURE PAGE FOLLOWS]


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                                                                   Exhibit 10.16

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                      "COMPANY"

                                      ASSISTED LIVING CONCEPTS, INC.,
                                      a Nevada corporation



                                  By: /s/ LEONARD TANNENBAUM
                                      ---------------------------------
                                      Leonard Tannenbaum
                                      Chairman, Comp Committee Director


                                      "EXECUTIVE"


                                      /s/ WM. JAMES NICOL
                                      ---------------------------------
                                      Wm. James Nicol


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